Exhibit 99

CONTACT:

Whirlpool Corporation

Media

Tom Kline, (269) 923-3738

thomas_e_kline@whirlpool.com

Financial: Thomas Filstrup, 269/923-3189

thomas_c_filstrup@whirlpool.com

WHIRLPOOL, ISPAT INLAND REACH AGREEMENT

BENTON HARBOR, Mich., June 17, 2004—Whirlpool Corporation (NYSE:WHR) and Ispat Inland Inc. today announced that they have reached a confidential agreement staying the litigation involving the two companies for 45 days while securing Whirlpool’s steel supply and allowing the temporary restraining order against Ispat to be dissolved.

Whirlpool Corporation is the world’s leading manufacturer and marketer of major home appliances, with annual sales of over $12 billion, 68,000 employees, and nearly 50 manufacturing and technology research centers around the globe. The company markets Whirlpool, KitchenAid, Brastemp, Bauknecht, Consul and other major brand names to consumers in more than 170 countries. Additional information about the company can be found on the Internet at www.whirlpoolcorp.com.

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